Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-141424 of MGIC Investment Corporation on Form S-4 of our report on the financial statements and financial statement schedules of Radian Group Inc. dated March 1, 2007 (which report, based on our audits and (as to amounts included for Sherman Financial Group LLC for the year ended December 31, 2006) the report of other auditors, expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, Share-based Payment in 2006), and our report dated March 1, 2007 relating to management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
Philadelphia, Pennsylvania
April 5, 2007